                            SCHEDULE 14C INFORMATION


Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934


Check for appropriate box:
     |X| Preliminary Information Statement
     [ ] Confidential, for Use of Commission Only (as permitted by
         Rule 14c-5(d)(2))
     [ ] Definitive Information Statement

                          BLACK WARRIOR WIRELINE CORP.

                  (Name of Registrant As Specified In Charter)


Payment of Filing Fee.  (Check the appropriate box):
     |X| No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

                    Common Stock, par value $0.0005 per share

     2) Aggregate number of securities to which transaction applies:

                        23,414,664 shares of Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     4) Proposed maximum aggregate value of transaction: N/A

     5) Total Fee paid: N/A

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1) Amount Previously Paid:
                           2) Form, Schedule or Registration Statement No.:
                           3) Filing Party:
                           4) Date Filed:

                          BLACK WARRIOR WIRELINE CORP.
                               100 ROSECREST LANE
                           COLUMBUS, MISSISSIPPI 39701


                              INFORMATION STATEMENT

 Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and
                   Regulation 14C and Schedule 14C Thereunder

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

This notice and information statement (the "Information Statement") was mailed on or about December [___], 2005 to our stockholders of record as of November 23, 2005 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed written consents dated November 21, 2005 through November 23, 2005 (the "Consent") providing for the following amendments (the "Amendments") to our Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"):

     o reducing our issued and outstanding shares of Common Stock through a one for ten reverse stock split,
     o reducing the number of shares of Common Stock we are authorized to issue from 175,00,000 shares to 35,000,000 shares,
     o granting to our Board of Directors the authority to issue the 2,500,000 shares of Preferred Stock we are authorized to issue under our Certificate of Incorporation in one or more series, without further approval of stockholders and to establish the rights and terms of each series,
     o providing that, except as otherwise required by law or provided by the terms of any series of our Preferred Stock, special meetings of our stockholders for any purpose may be called at any time only by a majority of our Board of Directors or the Chairman of our Board or our President, and
     o providing that, except as otherwise required by law or provided by the terms of any series of our Preferred Stock, stockholders may not take any action by written consent, unless such action is taken by unanimous written consent.

This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

Our Board of Directors has unanimously approved the Amendments and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent. Accordingly, your approval is not required and is not being sought.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of November 23, 2005, we had 23,414,664 shares of Common Stock issued and outstanding. Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully. It describes the essential terms of the Amendments and contains certain information concerning the Amendments. The terms of the Amendments are attached to this Information Statement as Exhibits A, B and C.

Our principal executive office is located at 100 Rosecrest Lane, Columbus, Mississippi 39701.

 This is Not a Notice of a Meeting of Stockholders and No Stockholders' Meeting
              Will Be Held to Consider Any Matter Described Herein

                          BLACK WARRIOR WIRELINE CORP.
                               100 ROSECREST LANE
                           COLUMBUS, MISSISSIPPI 39701

                              Information Statement
          Pursuant to Section 14 of the Securities Exchange Act of 1934
                 And Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Certificate of Incorporation:

         1. To effect a one-for-ten reverse stock split, to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State,
         2. To reduce the number of shares of Common Stock we are authorized to issue from 175,000,000 shares to 35,000,000 shares,
         3. To grant the authority to our Board of Directors to issue the 2,500,000 shares of Preferred Stock we are authorized to issue under our Certificate of Incorporation in one or more series, without further approval of stockholders and to establish the rights and terms of each series,
         4. To provide that, except as otherwise required by law or provided by the terms of any series of our Preferred Stock, special meetings of stockholders for any purpose may be called at any time only by a majority of our Board of Directors or the Chairman of our Board or our President, and
         5. To provide that, except as otherwise required by law or provided by the terms of any series of our Preferred Stock, stockholders may not take any action by written consent, unless such action is taken by unanimous written consent.

Stockholders of record as of November 23, 2005, the date the holders of a majority of our issued and outstanding shares of Common Stock sufficient to amend our Restated Certificate of Incorporation signed the Consents, are entitled to Notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                              By order of the Board of Directors

                                         /s/ William L. Jenkins
                                         ---------------------------
                                             William L. Jenkins
                                             President
December [___], 2005

               THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

BACKGROUND

         Our management has been working with its financial and other advisors over a considerable period of months seeking a means to implement a plan to maximize our value to our securityholders. The improvement over the past months in the market prices for oil and natural gas and the related improvement in the oil and natural gas well service sector of the oil and natural gas industry has had a favorable impact on our operating results. These conditions have caused our management to believe that a restructuring of our company's equity capitalization should lead to the realization of an enhanced value for the benefit of our securityholders.

         Prior to agreements we entered into on October 6, 2005, we had outstanding a substantial amount of derivative securities, including our Convertible Promissory Notes ("Convertible Notes") and warrants ("Warrants"), when compared with the number of our outstanding shares of Common Stock. These Convertible Notes and Warrants, if converted or exercised at their conversion and exercise prices of $0.75 per share, would have resulted in the issuance of an aggregate of 127,398,388 shares of our Common Stock, as of September 30, 2005. By way of comparison, as of the same date, we had 12,499,528 shares of Common Stock issued and outstanding. We refer to these outstanding derivative securities potentially convertible into or exercisable for shares of our Common Stock as an "overhang." We believe that the overhang severely impedes our ability to complete an equity financing and improve the equity market's acceptance of our Common Stock and capital structure.

         In early October 2005, we commenced our efforts to restructure our equity capitalization by taking steps to cause our outstanding Warrants to be exchanged for shares of our Common Stock. In connection with those efforts, on October 6, 2005, we entered into agreements (the "October 6 Agreements") with the holders of 52,693,685 of our 70,761,185 Warrants then outstanding. These agreements entered into with Charles E. Underbrink and his family and related entities (collectively, the "Underbrink Family Entities") and St. James Capital Partners, L.P. and SJMB, L.P. (collectively, the "St. James Partnerships") provide, among other things, for the exchange by the holders of the Warrants for shares of our Common Stock at an exchange ratio of three Warrants for one share of Common Stock. Of the 52,693,685 Warrants that are the subject of these agreements, 11,938,409 Warrants held by the Underbrink Family Entities were exchanged effective October 6, 2005 for 3,979,467 shares of Common Stock and 40,755,276 Warrants held by the St. James Partnerships will be exchanged for 13,585,091 shares no later than June 30, 2006, unless sold to us prior to then under the terms of our October 6 Agreement with the St. James Partnerships.

         The October 6 Agreements further provide that the Underbrink Family Entities will convert the principal and all accrued interest on the Convertible Notes they hold, which amounted to $3,082,604 as of September 30, 2005, into shares of Common Stock and sell to us those shares subject to and at the closing of a proposed underwritten public offering of shares of our Common Stock discussed below along with the 3,979,467 shares of Common Stock issued in exchange for their Warrants. The shares will be sold to us at the net price per share we receive in the offering, provided the price is not less than $0.75 per share (subject to adjustment for stock splits, divisions, reverse stock splits or share combinations). Also in the October 6 Agreements, the St. James Partnerships agreed to sell to us at the closing of the underwritten public offering all of the Warrants they hold at a price, for each three Warrants they sell, equal to the net price per share we receive in the underwritten offering for one share of Common Stock, provided the price is not less than $0.75 for each three Warrants sold (subject to adjustment for stock splits, divisions, reverse stock splits or share combinations). In the event the underwritten public offering has not been completed by June 30, 2006, the St. James Partnerships agreed to exchange their Warrants for shares of Common Stock at an exchange ratio of three Warrants for one share of Common Stock. The St. James Partnerships also agreed to convert the principal and all accrued interest on the Convertible Notes they hold, which amounted to $34,306,173 as of September 30, 2005, into shares of Common Stock and sell to us those shares, as well as 5,017,481 shares of Common Stock held by SJMB, L.P. issued to it in December 2000 on conversion of principal and accrued interest on the Convertible Notes it holds, subject to and at the closing of the proposed underwritten public offering.

         On October 7, 2005, we commenced an offer (the "Exchange Offer") to the 39 holders of the remaining 18,067,500 Warrants to exchange their Warrants for shares of Common Stock at the same exchange ratio of three Warrants for one share of Common Stock. That exchange offer, as extended, terminated on November 14, 2005. The holders tendered 15,095,000 Warrants for exchange for 5,031,667 shares of Common Stock.

         We intend to further pursue our recapitalization plans by taking the following additional steps:

         o We intend to undertake to complete an underwritten public offering of shares of our Common Stock. Promptly after the expiration of the Exchange Offer, we intend to seek to enter into arrangements with one or more investment banking firms to effect an underwritten public offering of our shares of Common Stock and intend to use the net proceeds realized by us primarily for the following purposes:

                o to fund the repurchase of the shares of Common Stock held by or issuable on conversion of the Convertible Notes held by the Underbrink Family Entities and the St. James Partnerships, including the 5,017,481 shares held by SJMB, L.P., conditioned on the net sales price per share being no less than $0.75 per share (before reflecting stock splits, divisions, reverse stock splits or share combinations). This net sales price per share will be after deducting all underwriting or selling commissions but before deducting our other offering expenses.

                o to repurchase the shares of Common Stock issued to the Underbrink Family Entities in exchange for their Warrants and to repurchase the Warrants held by the St. James Partnerships, subject to sufficient net proceeds from the offering being available for such purposes and conditioned on the net sales price, as applicable, being no less than $0.75 per share and each three Warrants (before reflecting stock splits, divisions, reverse stock splits or share combinations).

                o repay all principal and accrued interest on any Convertible Notes not previously converted into shares of Common Stock.

                o repay outstanding senior secured indebtedness, including, if the transaction is completed, a portion of the indebtedness incurred in connection with our proposed acquisition of Bobcat Pressure Control, Inc.

                o for other general corporate purposes, including working capital purposes.

         THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER OF ANY OF OUR SECURITIES FOR SALE.

         Under the terms of a Registration Rights Agreement dated December 17, 1999, the holders of our Convertible Notes and holders of Warrants who accept our Exchange Offer have the right to include the shares of Common Stock issuable on conversion of the Convertible Notes they hold and the shares of Common Stock issued in exchange for their Warrants in the registration statement relating to our proposed underwritten public offering and sell those shares to the underwriters at the public offering price per share less underwriting discounts and commission.

         In addition to the reverse split of our outstanding shares and our underwritten public offering, we intend in connection with the recapitalization to implement the following:

                      o Subject to meeting all listing requirements, we intend to seek to list our shares of Common Stock on the Nasdaq Stock Market.

                      o At or before the closing of the underwritten public offering and the listing of our shares on the Nasdaq Stock Market, we intend to reconstitute our Board of Directors and, in order to meet Nasdaq Stock Market listing requirements, elect additional members to our Board of Directors so that a majority of our Board members will be "independent" Directors, as defined under Nasdaq rules.



THE REVERSE STOCK SPLIT

         Our Board believes that the one for ten reverse split (the "Reverse Split") is in our company's best interests, principally because our management expects that it will lead to an increase in the trading price of our Common Stock. Among the Nasdaq Stock Market qualification requirements we must meet in order to list our shares of Common Stock for trading is the requirement that our shares of Common Stock have a minimum bid price of $5.00 per share. Our Board believes that the current price of our Common Stock impairs an efficient market in our stock. This is due to several factors that impact lower priced stocks, such as our Common Stock, including (1) a reluctance among certain institutions to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks. Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our Common Stock and that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock. In addition, an increase in the price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock and shares of Common Stock reserved for issuance on exercise of our Warrants and conversion of our Convertible Notes can provide us with additional authorized but un-issued shares which could be utilized for future acquisitions or mergers or to otherwise carry out our business objectives. As is further described below, the Amendments also reduce the number of shares of Common Stock we are authorized to issue from 175,000,000 shares to 35,000,000 shares.

         The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 23,414,664 to approximately 2,341,466. Although the Reverse Split may increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of our shares of Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock or whether the factors discussed above will be alleviated. Stockholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares. The market price of our Common Stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business as well as general market conditions.

         No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The current number of holders of record of our shares of Common Stock is approximately 424. Following the Reverse Split, the number of our stockholders of record will remain approximately 424 as any of our stockholders with less than ten shares will be rounded up in the exchange to one share.

         The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any stockholder's percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares. Under the terms of our outstanding Warrants and Convertible Notes, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable on exercise or conversion of the Warrants and Convertible Notes in the same proportion as the reduction in the number of outstanding shares. Such reduction will be uniform and will not affect the percentage interest any holder of Warrants or Convertible Notes would hold upon exercise or conversion, except for insignificant changes resulting from rounding up or down the number of shares issuable on exercise or conversion.

         The Reverse Split of the Common Stock is expected to become effective on or about December [__], 2005 (the "Effective Date"). Upon the Effective Date, we will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. We do not intend to provide to you any further notification of the Effective Date other than the information contained in this Information Statement. The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of Common Stock will not be issued at this time.

         Except for our proposed underwritten public offering, we do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but unissued shares of common stock for any purpose, including future acquisitions and/or financings. The number of shares intended to be offered, the dollar amount of proceeds to be raised in our proposed underwritten public offering and the other terms and conditions of the offering have not been definitively determined as of the date of this Information Statement and no agreements have been entered into with respect to that underwritten offering.

         There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or By-laws that would be triggered as a consequence of the Reverse Split. Our Certificate of Incorporation or By-laws do not address any material adverse consequence resulting from the Reverse Split.

         The form of the Amendment effecting the Reverse Split is attached hereto as Exhibit A.

REDUCTION IN NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE

         The Amendments have the further effect of decreasing the number of shares of Common Stock, $.0005 par value, we are authorized to issue from 175,000,000 shares to 35,000,000 shares. The form of the amendment respecting the reduction in the number of shares of Common Stock authorized is set forth in Exhibit B. After giving effect to the Reverse Split but before the completion of a proposed underwritten public offering and transactions to be completed concurrently with the closing of that proposed offering, we will have 2,341,466 shares of Common Stock issued and outstanding and 8,059,720 shares reserved for issuance on exercise of outstanding warrants, options, convertible securities and other contractual rights.

         We are currently authorized to issue 175,000,000 shares of Common Stock. Our Board of Directors believes that a decrease in the number of authorized shares of Common Stock from 175,000,000 shares to 35,000,000 shares is in our company's best interests so as to reduce the franchise tax payable to the State of Delaware with respect to our company's authorized capitalization. For the year ended December 31, 2004, we paid a franchise tax of $107,000 to the State of Delaware and expect our franchise tax for the year ended December 31, 2005 to be approximately $119,000. After amendment of our Certificate of Incorporation to reduce the authorized shares, such franchise tax will be reduced to approximately $37,500 for the year ended December 31, 2006, assuming our total assets remain materially unchanged.

         The reduction in the authorized shares of Common Stock will not reduce or otherwise affect, either before or after the Reverse Split, our presently outstanding shares or the shares reserved for issuance on exercise of outstanding warrants, options, convertible securities or other contractual rights. In addition, the Reverse Split will not affect our authorized shares either before or after the amendment reducing the number of our authorized shares of Common Stock becomes effective.

         Our Board of Directors will have the authority to issue our authorized but unissued and unreserved shares of Common Stock without further stockholder approval, subject to compliance with the rules of any stock exchange on which our shares of Common Stock are listed and other requirements of law.

         Except for our proposed underwritten public offering, we do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but unissued shares of common stock for any purpose, including future acquisitions and/or financings. The number of shares intended to be offered, the dollar amount of proceeds to be raised in our proposed underwritten public offering and the other terms and conditions of the offering have not been definitively determined as of the date of this Information Statement and no agreements have been entered into with respect to that underwritten offering.

         The form of amendment effecting the reduction in authorized shares of Common Stock is set forth in Exhibit B hereto.

         The amendment will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

AMENDMENT OF PREFERRED STOCK

         Under our Certificate of Incorporation as effective at this time, we are authorized to issue up to 2,500,000 shares of Preferred Stock. Under the amendment to our Certificate of Incorporation effected pursuant to the Consent, our Board of Directors will have the authority, by resolution adopted by the Board, to issue our shares of Preferred Stock, in one or more series, without further approval of the stockholders, and to establish the rights and terms relating to dividends, conversion, voting, redemption liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. We have no shares of Preferred Stock outstanding and have no present plans to issue any shares of Preferred Stock.

         Our Board of Directors believes that granting the authorization to the Board of Directors to issue the Preferred Stock in one or more series and to be able to establish the rights and terms of each series is in our best interests since it will provide us with greater flexibility to issue Preferred Stock in connection with financings and for other corporate purposes, including issuances in connection with possible acquisitions. Our management from time to time reviews corporate opportunities that would involve the possible issuance of Preferred Stock. Our Board of Directors believes that authorizing the Board of Directors to issue the shares of the Preferred Stock in one or more series and without further stockholder approval will improve the ability of our company to take advantage of these opportunities as they may arise from time to time.

         One of the effects of this amendment may be to enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and, as a result, protect the continuity of our management. The issuance of shares of the Preferred Stock under the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by us may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock. See "Potential Anti-Takeover Effects of Certain of the Amendments" below.

         The form of amendment respecting the Preferred Stock is set forth in Exhibit B hereto. The amendment will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.


AUTHORITY TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

         Our By-laws currently provide in the first sentence of Section 2 of
Article II as follows:

                  "Except as otherwise required by statute or the Corporation's Restated Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board or the President."

         Under the amendment adopted by the Consent, there is added to our Certificate of Incorporation a new provision as follows:

                  "TWELFTH: Unless otherwise provided by the DGCL, by this Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, if there is one, by the President, if there is one, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons."

         At present, our Certificate of Incorporation does not contain a provision determining who can call a special meeting of stockholders. The only provision relating to determining who can call a special meeting appears in our By-laws is quoted above. The Delaware General Corporation Law (the "DGCL") provides that special meetings of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws of the corporation.

         In order to establish clearly the persons who have authority to call a special meeting and to establish that our stockholders do not have the authority to call a special meeting, our Board of Directors has adopted the amendment. Under the DGCL, once the amendment has been filed with the State of Delaware, the provision granting authority to call a special meeting of stockholders can only be further amended or eliminated upon the Board of Directors adopting a resolution setting forth the proposed amendment, declaring its advisability and calling a special meeting of stockholders for the consideration of the amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders. At such a meeting, the holders of a majority of the outstanding shares of each class of our Common Stock entitled to vote thereon would be required to vote in favor of the amendment in order for it to be adopted. Accordingly, the amendment granting authority to call a special meting will be unable to be amended or repealed without further action taken by our Board of Directors.

         The amendment provides specifically that stockholders do not have the power to call a special meeting of stockholders. Our Board believes that following the completion of our recapitalization and proposed underwritten public offering, it will be in our company's interest that our Certificate of Incorporation clearly provides that stockholders of our company are not authorized to call a special meeting of stockholders. Neither our Certificate of Incorporation nor our By-laws presently confer such authority on a stockholder and we do not concede that a stockholder has authority under the DGCL or otherwise to call a special meeting whether or not the amendment is adopted. However, our Board believes that the amendment makes clear that a stockholder does not have such authority. Otherwise, a stockholder might seek to assert that it has authority to call a special meeting and attempt to do so for purposes that, in the opinion of our Board of Directors, may not be in the best interests of our company and its stockholders. Our Board believes that any proposals of stockholders or any other persons with respect to which stockholder approval may be required should first be presented to our Board for its consideration and action. Such proposals may include matters that may involve or may lead to proposals involving a change of control of our company or otherwise. See "Potential Anti-Takeover Effects of Certain of the Amendments" below.

         The form of amendment respecting the Preferred Stock is set forth in Exhibit B hereto. The amendment will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

ELIMINATION OF STOCKHOLDER ACTION BY CONSENT

         The Consent also adopts the following amendment to our Certificate of
Incorporation:

                  "THIRTEENTH: Unless otherwise provided by the DGCL, by this Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, unless such action without a meeting is taken by unanimous written consent."


         Section 228(a) of the DGCL provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required to be taken at an annual or special meeting of stockholders or that may be taken at such a meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing relating to the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

         Prior to adoption of this amendment, our Certificate of Incorporation did not contain any provision limiting or restricting the use of written consents by our stockholders. The effect of this amendment will be to eliminate the ability of stockholders to take action by consent that is either required to be taken by stockholders in order to approve a proposal or that may be taken by stockholders. All such action will be required to be taken at an annual or special meeting of stockholders.

         The form of amendment eliminating the ability of stockholders to take action by consent is set forth in Exhibit C hereto. The amendment will become effective on the date that a certificate of amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CERTAIN OF THE AMENDMENTS

         The amendments to our Certificate of Incorporation relating to the authority to call a special meeting of stockholders, eliminating the ability of stockholders to take action by consent, and providing our Board of Directors with authority regarding the Preferred Stock (which we refer to collectively as the "Defensive Amendments"), may discourage or make more difficult the acquisition of control of our company by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company first to negotiate with our management. Our Board of Directors believes that the foregoing measures which are substantially similar to takeover-related measures in effect for many other publicly-held companies, provide benefits by enhancing our management's potential ability to negotiate with the proponent of any unfriendly or unsolicited proposal to take over or restructure our company that outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

         While there necessarily can be no assurance in this regard, our Board of Directors also believes that the foregoing measures are not likely to have a material impact on market prices for our Common Stock in circumstances other than those described above in light of, among other factors, the existence of generally comparable measures in effect for other publicly- held companies and our Board's belief that market prices will be influenced most significantly by our actual results of operations and prospects, general market and economic conditions, and other traditional determinants of stock market prices rather than takeover-related measures and other corporate governance provisions.

         Our Board of Directors has evaluated the potential vulnerability of our company and its stockholders to the threat of unfair or coercive takeover tactics after our proposed underwritten public offering and has considered the range of possible responses to any such threat and believes these Defensive Amendments are a reasonable response to an unfriendly or coercive takeover proposal.

         The Defensive Amendments are not being adopted in response to any effort, of which our Board of Directors is aware, to accumulate the Common Stock or to obtain control of our company. Our Board of Directors believes that the use of coercive tactics can place undue pressure on a corporation's board of directors and stockholders to act hastily and on incomplete information and, therefore, can be highly disruptive to a corporation as well as result in unfair differences in treatment of stockholders who act immediately in response to an announcement of takeover activity and those who choose to act later, if at all. The Defensive Amendments also may delay the assumption of control by a holder of a large block of our Common Stock and the removal of incumbent management, even if such removal might be beneficial to some or all of our stockholders. Furthermore, the Defensive Amendments may have the effects of deterring or frustrating certain types of future takeover attempts that may not be approved by the incumbent Board of Directors, but that the holders of a majority of the shares of Common Stock may deem to be in their best interests or in which some or all of our stockholders may receive a substantial premium over prevailing market prices for their stock. By having the effect of discouraging takeover attempts, the Defensive Amendments also could have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the Common Stock that often result from actual or rumored takeover attempts.

         In addition, the amendment regarding the terms of our authorized Preferred Stock may have the effect of making more difficult and discouraging an attempt to acquire control of our company without approval by our Board of Directors, even if such transaction or occurrence may be favorable to the interests of some or all of our stockholders. Our Certificate of Incorporation currently authorizes our Board of Directors to issue shares of preferred stock and, as amended following execution of the Consent and filing the Certificate of Amendment, having such rights, preferences and privileges as designated by the Board of Directors without stockholder approval. We currently are authorized to issue 2,500,000 shares of preferred stock, none of which has been issued. As amended, such authorized and unissued preferred stock could be used by our Board of Directors for defensive purposes, including the issuance of shares having special privileges or rights to third parties, which may have the effect of delaying or discouraging an attempt to acquire control of our company. For example, our Board of Directors has the ability to adopt a stockholder rights plan pursuant to which it might issue shares of preferred stock having the same economic value and voting rights as shares of Common Stock upon the occurrence of certain triggering events. While our management has no present intention to adopt any such rights plan, it reserves the right to do so in the future.

BUSINESS COMBINATIONS UNDER DELAWARE LAW

         In the event our shares of Common Stock are authorized for quotation on the Nasdaq Stock Market or listed on another national securities exchange, we will become subject to the provisions of Section 203 of the DGCL. In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

         Section 203 defines a "business combination" as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation's voting stock. Under
Section 203, a broad range of business combinations between us and an interested stockholder is prohibited unless:

                o our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

                o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares (i) owned by persons who are directors and also officers and (ii) owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

                o the business combination is approved by our board of directors at or subsequent to the time the person became an interested stockholder and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66?% of the outstanding voting stock that is not owned by the interested stockholder.

         This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the DGCL's anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

                  Our Common Stock is quoted in the OTC Bulletin Board(R) under the trading symbol "BWWL". The following table sets forth the high and low bid prices for our Common Stock for the periods indicated as provided by the OTC Bulletin Board(R). The prices included in the following table do not give effect to the Reverse Split.


                                                                       BID PRICES
                                                   ----------------------------------------------------
                         2003                               HIGH                      LOW
                ---------------------------------------------------------------------------------------
                         First Quarter                      $0.40                     $0.10
                         Second Quarter                     $0.50                     $0.24
                         Third Quarter                      $0.50                     $0.30
                         Fourth Quarter                     $0.44                     $0.24


                                                                       BID PRICES
                                                   ----------------------------------------------------
                         2004                               HIGH                      LOW
                ---------------------------------------------------------------------------------------
                         First Quarter                      $0.39                     $0.25
                         Second Quarter                     $0.40                     $0.10
                         Third Quarter                      $0.20                     $0.10
                         Fourth Quarter                     $0.20                     $0.10

                                                                       BID PRICES
                                                   ----------------------------------------------------
                         2005                               HIGH                      LOW
                ---------------------------------------------------------------------------------------
                         First Quarter                      $0.27                     $0.15
                         Second Quarter                     $0.61                     $0.12
                         Third Quarter                      $0.90                     $0.45
                         Fourth Quarter (through            $1.10                     $0.70
                         November 21)

         There has been very limited trading activity in our Common Stock. By reason of this limited trading activity, the quoted prices for our Common Stock have been subject to wide fluctuations on very limited trading activity in the Common Stock.

         The above amounts represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions, and do not represent the prices of actual transactions. On November 21, 2005, the closing bid quotation for our Common Stock, as reported by the OTC Bulletin Board(R), was $0.94.

         As of November 21, 2005, we had approximately 424 stockholders of record and we believe we have in excess of 500 beneficial holders of our Common Stock.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information known to us about the beneficial ownership of our Common Stock as of November 23, 2005 for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our Common Stock; (2) each of our directors; (3) each of our named executive officers as defined in Item 402(a)(2) of Regulation S-K; and (4) our directors and executive officers as a group. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of Common Stock shown, unless otherwise indicated by footnote. All such ownership information is before reflecting the Reverse Split.

                                                      NUMBER OF SHARES          PERCENTAGE OF
               NAME AND ADDRESS (1)(2)                     OWNED            OUTSTANDING SHARES(3)
      ---------------------------------------------------------------------------------------------
      William L. Jenkins                                3,708,252(4)                14.0%

      Danny R. Thornton                                 1,250,666(5)                 5.1%

      Ron E. Whitter                                      400,000(6)                 1.7%

      Charles E. Underbrink(7)                        100,318,455                   89.0%
      c/o  St. James Capital Corp.
      4299 San Felipe
      Suite  120
      Houston, TX  77027

      James H. Harrison(8)                             92,041,321                   83.3%
      c/o  St. James Capital Corp.
      4299 San Felipe - Suite 120
      Houston, TX  77027

      St. James Partnerships(9)                        92,041,321(10)               83.3%
      4299 San Felipe - Suite 120
      Houston, Texas  77027

      Bendover Corp.                                    3,314,235(11)               14.2%
      Alan W. Mann
      M. Dale Jowers
      1053 The Cliffs Blvd.
      Montgomery, TX  77356

      All Directors and Officers as a Group           108,991,608                   92.9%
         (5 persons)


 (1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.
(2) Unless otherwise indicated, the address for each of the above is c/o Black Warrior Wireline Corp., 100
         Rosecrest Lane, Columbus, Mississippi  39701.
(3) The percentage of outstanding shares calculation is based upon 23,414,664 shares outstanding as of November 23, 2005, except as otherwise noted.
(4)      Includes 3,000,000 shares issuable on exercise of options.
(5)      Includes 1,250,000 shares issuable on exercise of an option.
(6)      Includes 400,000 shares issuable on exercise of an option.
(7) Mr. Underbrink is Chairman of St. James Capital Corp. and SJMB, L.L.C. St. James Capital Corp. and SJMB, L.L.C. are the general partners of St. James Capital Partners, L.P. ("SJCP") and SJMB, L.P., ("SJMB"), respectively. Includes an aggregate of 5,017,481 shares held directly by SJMB and 140,000 shares held directly or indirectly by Mr. Underbrink. Also includes 89,277,504 shares issuable on exercise of warrants and conversion of notes and accrued interest through November 21, 2005 deemed held beneficially by Mr. Underbrink because of his relationships with the St. James Partnerships. Also includes 2,253,664 shares issuable on exercise of warrants and conversion of notes and accrued interest through November 21, 2005 held by the Underbrink Family Entities.
(8) Mr. Harrison is Chief Financial Officer of St. James Capital Corp. and SJMB, L.L.C., the general partners of SJCP and SJMB, respectively. Includes shares issuable to SJCP and SJMB on exercise of warrants and conversion of notes and accrued interest through November 21, 2005 that may be deemed held beneficially by Mr. Harrison because of his relationships with SJCP and SJMB. Mr. Harrison disclaims a beneficial ownership of such securities. Other than the holdings of SJCP and SJMB in which Mr. Harrison disclaims a beneficial interest, Mr. Harrison holds no shares in which he has a direct or indirect beneficial interest.
(9) The St. James Partnerships include St. James Capital Partners, L.P. and SJMB, L.P.
(10) Includes 5,017,481 shares held by SJMB, as well as an aggregate of 84,295,840 shares issuable to the St. James Partnerships on conversion of notes and accrued interest through November 21, 2005 and on exercise of warrants.

(11)     We have relied on the information set forth in Amendment No. 3 to the
         Schedule 13D filed by such persons on February 4, 2000.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

         No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. Our views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.


                                APPRAISAL RIGHTS

         Pursuant to the Delaware General Corporation Law, the holders of our Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, we do not intend to independently provide those stockholders with any such rights.


                          DESCRIPTION OF CAPITAL STOCK

         As of the date of this Information Statement, our authorized capital stock consists of 175,000,000 shares of Common Stock, $0.0005 par value per share, and 2,500,000 shares of Preferred Stock, $0.01 par value per share. Giving effect to the Amendments, our authorized capital stock will consist of 35,000,000 shares of Common Stock, $0.0005 par value per share, and 2,500,000 shares of Preferred Stock, $0.01 par value per share.

         The following is a summary of the material provisions of our capital stock.

COMMON STOCK

         Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock can elect all of the members of the Board of Directors standing for election. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding Preferred Stock, the holders of our Common Stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The holders of our Common Stock will have no preemptive or other subscription rights to purchase our Common Stock.

PREFERRED STOCK

         Upon adoption of the Amendments and the filing of the certificate of amendment with the Delaware Secretary of State, our Board of Directors will have the authority to issue up to 2,500,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders. We have no present plans to issue any shares of Preferred Stock.

         Immediately following the effectuation of the Reverse Split as described previously, we will have approximately 2,151,233 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.


         SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

         Under SEC rules, stockholders intending to present a proposal at the Annual Meeting in 2006 and have it included in our proxy statement must submit the proposal in writing to Secretary, Black Warrior Wireline Corp., 100 Rosecrest Lane, Columbus, Mississippi 39701. We must receive the proposal no later than a reasonable time before the date of our meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

         Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.


THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS


         With the exception of historical matters, the matters discussed in this Information Statement are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. We intend that the forward-looking statements in this Information Statement be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements include, but are not limited to, our ability to generate and maintain improved revenues and attain and maintain profitability and cash flow which in turn are based on the stability and level of prices for oil and natural gas, predictions and expectations as to the fluctuations in the levels of oil and natural gas prices, pricing in the oil and natural gas services industry and the willingness of customers to commit for oil and natural gas well services, our ability to raise debt or equity capital to recapitalize or restructure our balance sheet and to obtain additional financing when and if required, our ability to maintain compliance with the covenants of our various loan documents and other agreements pursuant to which our securities, including debt instruments, have been issued and obtain waivers of violations that occur and consents to amendments as required, our ability to compete in the premium oil and natural gas services market, our ability to re-deploy our equipment among regional operations as required, and our ability to provide services using state of the art tooling. Our inability to meet these objectives or requirements or the consequences resulting from adverse developments in general economic conditions, changes in capital markets, adverse developments in the oil and natural gas industry, developments in international relations and the commencement or expansion of hostilities by the United States or other governments and events of terrorism, declines and fluctuations in the prices for oil and natural gas, and other factors could have a material adverse effect on us. Material declines in the prices for oil and natural gas can be expected to adversely affect our revenues. Various risk factors could cause our operating results and financial condition to differ materially from those expressed in any forward-looking statements made by us and could adversely affect its financial condition and its ability to pursue its recapitalization plans, business strategy and other plans.



By Order of the Board of Directors:

/s/ William L. Jenkins
    ----------------------
    William L. Jenkins
    President
    December _____, 2005

                                    EXHIBIT A
                           CERTIFICATE OF AMENDMENT TO
    THE RESTATED CERTIFICATE OF INCORPORATION OF BLACK WARRIOR WIRELINE CORP.


         A new Article Eleventh of the Certificate of Incorporation reading as follows shall be added thereto: "ELEVENTH: That each ten (10) shares of previously authorized Common Stock issued and outstanding immediately prior to the effective date of this Certificate of Amendment shall, upon the effective date of this Certificate of Amendment pursuant to the DGCL, without the necessity of any further action, automatically be combined into and immediately represent one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, par value $0.0005 per share. The Corporation shall not issue fractional shares with respect to the combination. Any fractional share that would otherwise be issued will be rounded to a whole share."

                                    EXHIBIT B
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                         OF BLACK WARRIOR WIRELINE CORP.


         RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Thirty-Seven Million Five Hundred Thousand (37,500,000) shares, of which Thirty-Five Million (35,000,000) shares, of a par value of $.0005 per share, shall be designated "Common Stock", and Two Million Five Hundred Thousand (2,500,000) shares, of a par value of $.01 per share, shall be designated "Preferred Stock."

                           The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                           The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the distinctive designation and number of shares of that series;

                  (b) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

                  (c) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

                  (d) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                  (e) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

                  (f) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                  (g) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (h) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

                  (i) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                  (j) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

                  (k) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

                  Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation. Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                  Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series."

                                    EXHIBIT C
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORARTION
                         OF BLACK WARRIOR WIRELINE CORP.


                  "TWELFTH: Unless otherwise provided by the DGCL, by this Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, if there is one, by the President, if there is one, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons."

                                    EXHIBIT D
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORARTION
                         OF BLACK WARRIOR WIRELINE CORP.


                  "THIRTEENTH: Unless otherwise provided by the DGCL, by this Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, unless such action without a meeting is taken by unanimous written consent."